UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2004

Bookham, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-30684	20-1303994
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2584 Junction Avenue, San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (408) 919-1500

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 2, 2004, Bookham, Inc. (the “Registrant”), Bookham Technology plc, a wholly-owned subsidiary of the Registrant (“Bookham plc”), and certain other subsidiaries of the Registrant entered into a Restructuring Agreement (the “Restructuring Agreement”) with Nortel Networks Corporation (“Nortel Networks”) and Nortel Networks UK Limited (“NNUKL”).  Pursuant to the Restructuring Agreement, a $30 million secured loan note issued by Bookham plc to NNUKL (the “$30M Note”) and a $20 million unsecured loan note convertible into shares of common stock of the Registrant and issued by the Registrant to NNUKL (the “$20M Note”) were amended and restated.  Both notes were originally issued in connection with Bookham plc’s acquisition of Nortel Networks’s optical components business in November 2002.

The amended and restated $30M Note has a final maturity date of November 8, 2006, a one-year extension from its original maturity date of November 8, 2005.  The amended and restated $20M Note has the same maturity date as the original $20M Note (November 8, 2007), but is no longer convertible into shares of common stock of the Registrant and is secured by certain assets of Registrant and its subsidiaries.  The amended and restated notes are each secured by the assets that secured the original $30M Note, as well as certain additional property, plant and equipment of the Registrant.  The amended and restated notes contain additional modifications, including certain limitations on sales of assets by the Registrant and a covenant requiring the Registrant to maintain a cash balance of at least $25 million while the notes are outstanding.

Bookham plc and Nortel Networks Limited, a wholly-owned subsidiary of Nortel Networks, are parties to a three-year non-exclusive supply agreement pursuant to which Nortel Networks is required to purchase a percentage of its optical components from the Registrant until November 2005.  As of December 2, 2004, Nortel Networks and its subsidiaries held approximately 12% of the outstanding shares of the Registrant’s common stock.  Nortel Networks has agreed that it will only vote these shares on any proposed stockholder resolution that would have the effect, if passed, of varying or suspending any rights attaching to the shares or that would result in Nortel Networks’ rights becoming different from the rights of other stockholders of the Registrant.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The information set forth in “Item 1.01. Entry into a Material Definitive Agreement.” is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKHAM, INC.

Date: December 7, 2004	By:	/s/ Giorgio Anania
Giorgio Anania Chief Executive Officer